UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
IPG Photonics Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IPG PHOTONICS®

STOCKHOLDER ENGAGEMENT

2026 Annual Meeting

May 12, 2026

Forward-Looking Statements and Additional Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements in this presentation include, but are not limited to, statements regarding: the Compensation Committee’s anticipated future actions with respect to executive compensation program design, including potential changes to annual incentive award payout caps; statements regarding projected or anticipated outcomes under outstanding performance-based equity awards based on performance through specified periods; the Company’s future approach to executive pay levels and benchmarking relative to peers; and statements regarding the Company’s future business performance, operational execution, strategic positioning, and the potential impact of these factors on stockholder value.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). Given these risks, uncertainties, and assumptions, actual results or events could differ materially from the expectations expressed in or implied by these forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

This presentation supplements the Definitive Proxy Statement filed by IPG Photonics Corporation with the SEC on April 1, 2026, in connection with the 2026 Annual Meeting of Stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC at www.sec.gov or at investor.ipgphotonics.com/.

© 2026 IPG Photonics

Introduction to Supplemental Disclosure

Our Proxy Statement for our 2026 Annual Meeting of Stockholders was filed with the SEC on April 1, 2026.

We are providing additional information for our stockholders to consider when determining how to vote with respect to:

Proposal Number Two – Advisory Vote to Approve Executive Compensation

- Our Board strongly believes the hiring of Dr. Gitin in June 2024 was an important step in transforming the Company.
- Dr. Gitin is only the third CEO of IPG Photonics since our founding in 1990 and the first CEO to be hired from outside of the organization.
- Dr. Gitin brings the Company a strong track record as a strategic industry leader, with an ability to identify and execute on growth opportunities.
- Under his leadership, and with oversight from our Board of Directors, we have taken deliberate steps to transform the strategy of the Company and position IPG for sustainable growth. IPG's stock price has increased over 37%[1] since Dr. Gitin's appointment as CEO in June 2024.

[1] Reflects stock price performance through 4/30/26

© 2026 IPG Photonics

Executive Summary

Positioned for Sustainable, Profitable Growth

- **Returned to growth in 2025 with sales up 3%, the first annual increase since 2021**, driven by strategic expansion in medical, micromachining, and advanced applications, reflecting a clear step toward sustainable, profitable growth
  - First quarter 2026 revenue of $265M is **a 17% increase** over the prior year
- **Operating model transformation**: Transitioning to a more disciplined, team-led structure to improve accountability and predictability while maintaining entrepreneurial culture
- **Product innovation & value chain expansion**: Launching next-gen high-power lasers and moving up the systems stack; driving adoption of laser-based solutions (e.g., cleaning) with clear cost, efficiency, and sustainability advantages
- Since Dr. Gitin's appointment as CEO in June 2024, **our stock price has increased by +37%** [1], **outperforming the Russell 3000**

Performance-Oriented Compensation Program is Accountable and Responsive to Stockholders

- In 2025, our Board of Directors provided Dr. Gitin with an enhanced LTI award to motivate and retain him, after considering his relatively low unvested equity holdings versus CEOs at peer companies
  - We now disclose that, **in February 2026, the Board removed the enhancement from his LTI award**
  - **Results in a 16% YoY decrease in our CEO's total target pay opportunity**, which aligns him with the median of our peer group
- Additionally, **the Compensation Committee also reduced our three remaining NEOs' target pay opportunity in each of the last two years** (a 21% decrease between 2024 – 2026, in aggregate) and did not increase their base salary in 2026
- To be responsive to stockholder feedback, **the Compensation Committee now commits to reducing the maximum payout cap under our annual cash bonus plan from 225% to 200% of target**, effective fiscal 2027
- As further evidence of our stockholder-aligned, pay-for performance philosophy:
  - Executives had **no payout for performance share units vesting in 2025 or 2026**
  - The 2024 PSU grants vesting in 2027 are currently **tracking to pay out meaningfully below target**

[1] Reflects stock price performance through 4/30/26

© 2026 IPG Photonics

IPG Photonics - The World's Leading Fiber Laser Company

Fiber Lasers: Faster. Cleaner. More precise. No consumables. Displacing legacy manufacturing tools across industries.

WHO WE ARE

- IPG is the inventor and market leader in high-power fiber lasers, a technology displacing conventional tools across every major industry. Our lasers deliver precision, speed, and energy efficiency that legacy alternatives simply cannot match.

#1	35+	30+
Largest global fiber laser maker	Years of Innovation	Countries served

PRODUCTS & MARKETS

Industrial Solutions customers use our lasers in cutting, welding, cleaning and additive manufacturing.



Advanced Solutions customers use our lasers for medical, defense, semiconductor, instrumentation, and scientific applications.



WHAT SETS IPG APART

- **Industry-leading fiber laser technology.** Proprietary IP that widens with each generation.
- **Manufacturing scale.** Cost advantage that compounds with volume.
- **Extensive technical & applications expertise.** 80+ engineers worldwide embedded in customer success.
- **Broad product portfolio.** Watts to 100kW, one vendor for the full lifecycle.
- **Innovation-driven leadership.** Consistent first-mover in next-gen applications.
- **Faster development through vertical integration.** Shorter cycles, better margins, full quality control.

© 2026 IPG Photonics

IPG by The Numbers

1990	$1.0B	5,800+	~4,800	1,350+
FOUNDED	REVENUE	CUSTOMERS	EMPLOYEES	PATENTS[1]

REVENUE BY APPLICATION


16%
84%
Industrial Solutions
Advanced Solutions

REVENUE BY PRODUCT


20%
80%
Lasers and Components
Systems

REVENUE BY GEOGRAPHY


1%
27%
48%
24%
North America
Europe
Asia
Rest of World

All data for Fiscal Year 2025. [1]Includes over 900 issued and over 450 applications pending

© 2026 IPG Photonics

Stock Price History & Turnaround

Over Dr. Gitin's tenure as CEO, we have taken deliberate steps to position IPG for sustainable future growth. Our stock price has increased over 37%[1] since Dr. Gitin's appointment as CEO in June 2024.

- **Revenue growth:** 2025 revenue grew +3% (first growth since 2021), with strong Q4 performance (+17% YoY, +9% QoQ); Q1 2026 continued the trend with double-digit revenue growth YoY
- **Product and market milestones:** Strengthened positioning in core industrial applications and made meaningful progress advancing non-industrial growth initiatives, particularly in medical, micromachining, and advanced applications, including defense and semiconductor
- **Strong balance sheet positioned for growth:** Ended 2025 with $839M cash & short-term investments + $77M long-term investments, zero debt, and $79M capex (below plan)
- **Share buybacks:** $50M buybacks in 2025, >$1B repurchased over four years, plus a newly authorized $100M program

[1] Reflects stock price performance through 4/30/26

Total Shareholder Return (TSR CAGR)



Since January 1, 2021
+19%
Peer Median[1]
+12%
Russell 3000
IPG
(11%)
Since Dr. Gitin's Appointment as CEO (June 5, 2024)
+27%
Peer Median[2]
+18%
IPG
+17%
Russell 3000

Note TSR figures are through 4/30/26; assume reinvestment of dividends; are shown on a compounded annual growth rate (CAGR) basis.

[2] Represents the median TSR of IPG's 2026 compensation peer group consisting of 19 companies (Advanced Energy Industries, Albany International, Allegro MicroSystems, Axcelis, Cognex, Coherent, Enerpac Tool, FormFactor, Kadant, Littlefuse, Lumentum, Methode, MKS, Novanta, Onto, OSI Systems, Standex, Veeco, Watts Water)

© 2026 IPG Photonics

CEO Gitin's Target Pay History (2024 – 2026)

2024

Dr. Gitin appointed as CEO in June. CEO total target pay of $6.6M positioned at the 36th percentile of peers, which included 50% of LTI in PSUs based on prior CEO operating plan – not reflecting Dr. Gitin's strategic direction for the business

Rationale:
- To evaluate performance of new CEO
- Leave runway to increase target pay opportunity, based on strong performance

2025

Following strong performance and in light of significantly low unvested equity (i.e., retention glue), total target pay increased to be more competitive to median; provided enhanced LTI of $7M, which temporarily positioned CEO at 78th percentile of peers

Rationale:
- Annual compensation increases moved target pay closer to peer median in recognition of turnaround strategy
- LTI flex-up provided to increase equity holdings as 2024 PSUs, based on prior CEO's operating plan, were tracking below target

2026

Continued strong performance with sales increase, LTI grant was decreased to $5.5M, and cash comp increased 3% – total target pay aligns with peer median

Rationale:
- Ongoing annual compensation aligns with peer median, consistent with compensation philosophy

Target Pay as Percentile of Compensation Peer Group[1]



66th Percentile
40th Percentile
36th Percentile
$6.6M
78th Percentile
$8.9M
55th Percentile
$7.5M
Peer Median
2022
2023
2024
2025
2026
Prior CEO
Current CEO

[1] Figures represent Mark Gitin's target pay (including one-time flex-up in 2025) vs the peer group in each respective year; 2026 pay is compared to the 2025 peer group, as 2026 peer proxies had not yet been released at the time of decision-making

© 2026 IPG Photonics

Other NEOs' Target Pay History (2024 – 2026)



Aggregate Non-NEO Target Compensation[1]
$9,000
$8,500
$8,000
$7,500
$7,000
$6,500
$6,000
$8.8M
$8.1M
$7.0M
-8% Decrease
-13% Decrease
-21% Decrease
2024
2025
2026

[1] Represents total pay for the three non-CEO NEOs expected to be proxy officers from 2024 though 2026 (T. Mammen – CFO, T. Ness – Chief Revenue Officer, A. Lopresti – General Counsel)

Our Board of Directors is focused on carefully managing shareholder dilution, as reflected in 2025 and 2026 target pay opportunities.

To manage the Company's aggregate LTI budget and more closely align with the Company's median pay philosophy, the **Compensation Committee has intentionally reduced IPG's three continuing NEOs* total target pay opportunities in each of the last two years** and held salaries flat for 2026 – resulting in a 21% aggregate decrease from 2024 to 2026.

** T. Mammen – CFO;*
T. Ness – Chief Revenue Officer;
A. Lopresti – General Counsel

© 2026 IPG Photonics

We Request Your Support At The 2026 Annual Meeting

The Board recommends that you vote **FOR** all three management proposals

- To elect the ten director nominees named in our proxy statement.
- To consider and approve, on an advisory basis, the compensation of our named executive officers.
- To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

© 2026 IPG Photonics